Form N-SAR

Sub-Item 77C
Matters Submitted to a Vote of Security Holders
33-63212, 811-7736

Shareholder Meeting

Janus Aspen Mid Cap Value Portfolio
-----------------------------------

A Special Meeting of Shareholders of Janus Aspen Mid Cap Value Portfolio was held October 30, 2008. At the meeting, the following matters were voted on and approved by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal 1

To approve a new subadvisory agreement between Janus Capital Management LLC and Perkins, Wolf, McDonnell and Company, LLC, with respect to Janus Aspen Mid Cap Value Portfolio, so that Perkins, Wolf, McDonnell and Company, LLC can continue to serve as Janus Aspen Mid Cap Value Portfolio's subadviser.

-------------------------------------------------------------------------------------------
                                                          Number of Votes
-------------------------------------------------------------------------------------------
       Portfolio           Record Date     Affirmative         Against          Abstain
                              Votes
-------------------------------------------------------------------------------------------
  Janus Aspen Mid Cap      79,709,015       46,698,152        1,538,250        4,510,106
    Value Portfolio
-------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                           Percentage of Total Outstanding               Percentage Voted
                                        Votes
------------------------------------------------------------------------------------------------------
       Portfolio         Affirmative     Against     Abstain    Affirmative     Against      Abstain
------------------------------------------------------------------------------------------------------
  Janus Aspen Mid Cap       58.58%        1.93%       5.66%       88.53%         2.92%        8.55%
    Value Portfolio
------------------------------------------------------------------------------------------------------

Proposal 2

To approve an amended and restated investment advisory agreement between Janus Capital Management LLC and Janus Aspen Series, on behalf of Janus Aspen Mid Cap Value Portfolio, to reallocate the obligation to compensate any subadviser engaged by Janus Capital

-------------------------------------------------------------------------------------------
                                                          Number of Votes
-------------------------------------------------------------------------------------------
       Portfolio           Record Date     Affirmative         Against          Abstain
                              Votes
-------------------------------------------------------------------------------------------
  Janus Aspen Mid Cap      79,709,015       45,180,683        2,969,138        4,596,687
    Value Portfolio
-------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                               Percentage of Total Outstanding Votes                        Percentage Voted
------------------------------------------------------------------------------------------------------------------------------
       Portfolio           Affirmative         Against          Abstain      Affirmative        Against          Abstain
------------------------------------------------------------------------------------------------------------------------------
  Janus Aspen Mid Cap         56.68%            3.72%            5.77%          85.66%           5.63%            8.71%
    Value Portfolio
------------------------------------------------------------------------------------------------------------------------------

Janus Aspen Small Company Value Portfolio
-----------------------------------------

A Special Meeting of Shareholders of Janus Aspen Small Company Value Portfolio was held October 30, 2008. At the meeting, the following matters were voted on and approved by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal 1

To approve a new subadvisory agreement between Janus Capital Management LLC and Perkins, Wolf, McDonnell and Company, LLC, with respect to Janus Aspen Small Company Value Portfolio, appointing Perkins, Wolf, McDonnell and Company, LLC as subadviser to Janus Aspen Small Company Value Portfolio.

-----------------------------------------------------------------------------------------------------------------
                                                                     Number of Votes
-----------------------------------------------------------------------------------------------------------------
       Portfolio           Record Date        Affirmative               Against                  Abstain
                              Votes
-----------------------------------------------------------------------------------------------------------------
   Janus Aspen Small       16,551,961          14,089,564              1,013,932                1,448,448
Company Value Portfolio
-----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                               Percentage of Total Outstanding Votes                        Percentage Voted
------------------------------------------------------------------------------------------------------------------------------
       Portfolio           Affirmative        Against          Abstain       Affirmative        Against          Abstain
------------------------------------------------------------------------------------------------------------------------------
   Janus Aspen Small          85.12%           6.13%            8.75%           85.12%           6.13%            8.75%
Company Value Portfolio
------------------------------------------------------------------------------------------------------------------------------

Proposal 2

To approve an amended investment advisory agreement between Janus Capital Management LLC and Janus Aspen Series, on behalf of Janus Aspen Small Company Value Portfolio, to change the investment advisory fee rate from a fixed rate to a rate that adjusts up or down based upon Janus Aspen Small Company Value Portfolio's performance relative to its benchmark index, the Russell 2000(R) Value Index.

-----------------------------------------------------------------------------------------------------------------
                                                                     Number of Votes
-----------------------------------------------------------------------------------------------------------------
       Portfolio           Record Date        Affirmative               Against                  Abstain
                              Votes
-----------------------------------------------------------------------------------------------------------------
   Janus Aspen Small       16,551,961          13,035,810              1,890,984                1,625,150
Company Value Portfolio
-----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                               Percentage of Total Outstanding Votes                        Percentage Voted
------------------------------------------------------------------------------------------------------------------------------
       Portfolio          Affirmative        Against           Abstain       Affirmative        Against          Abstain
------------------------------------------------------------------------------------------------------------------------------
   Janus Aspen Small         78.76%           11.42%            9.82%           78.76%          11.42%            9.82%
Company Value Portfolio
------------------------------------------------------------------------------------------------------------------------------